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                               CONSENT OF COUNSEL

                             Warburg, Pincus Trust



               We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 3 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-58125, Investment Company Act File No. 811-07261) of Warburg, Pincus Trust (the "Trust") under the caption "Independent Accountants and Counsel" and to the Trust's filing a copy of this Consent as an exhibit to the Amendment.




                                                  /s/ Willkie Farr & Gallagher
                                                 ------------------------------
                                                     Willkie Farr & Gallagher


April 8, 1997
New York, New York

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